Exhibit 3.2
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)
☑ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name	Document will be returned to the name and address you enter to the left. Ü
Andrea Gore, Paralegal

Address
260 S Broad St

City State Zip Code
Philadelphia, PA 19102

Fee: $70
     In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is: Environmental Tectonics Corporation

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
          (a) Number and Street                              City                               State                              Zip                              County
County Line Industrial Park, 125 James Way , Southampton, PA 18966          Bucks Co.

          (b) Name of Commercial Registered Office Provider                                             County
c/o

3.	The statute by or under which it was incorporated: Business Corporation Law of 1988

4. The date of its incorporation: 08/11/1969

5.	Check, and if appropriate complete, one of the following:

☑	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐	The amendment shall be effective on:		at

		Date		Hour

DSCB: 15-1915/5915-2

6.	Check one of the following;
☑ The amendment-was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).
☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:
☐ The amendment adopted by the corporation, set forth in full, is as follows

☑ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:
☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 2nd day of July, 2009.

Environmental Tectonics Corporation

Name of Corporation

/s/ Duane Deaner

Signature

Duane Deaner, Chief Financial Officer

Title

Exhibit A
     Article 6 of the corporation’s Articles of Incorporation are hereby deleted in their entirety and replaced with the following:
     “ARTICLE 6. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 51,000,000 shares, divided into two classes consisting of 50,000,000 shares of common stock having a par value of $.05 per share (“Common Stock”) and 1,000,000 shares of preferred stock having a par value of $.05 per share (“Preferred Stock”).
     The Preferred Stock may be issued from time to time as a class without series or, if so determined by the Board of Directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the Board of Directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preference, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms of the conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law of 1988, as amended. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of the corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.”

Docketing Statement (Changes) DSCB:15-134B	BUREAU USE ONLY: ☐ Revenue ☐ Labor & Industry

☐ Other

File Code Filed Date

Part I. Complete for each filing:

Current name of entity or registrant (survivor or new entity if merger or consolidation):
Environmental Tectonics Corporation

Entity number, if known:	111590	Incorporation/qualification date in PA:	8/11/1969

State of Inc:	PA	Federal EIN:	Specified effective date, if any:

Part II. Check proper box:

☑ Amendment (complete Section A)	☐ Merger, Consolidation or Division (complete Section B,C or D)

☐ Consolidation (complete Section C)	☐ Division (complete Section D)

☐ Conversion (complete Section A & E)	☐ Correction (complete Section A)

☐ Termination (complete Section H)	☐ Revival (complete Section G)

☐ Dissolution before Commencement of Business (complete Section F)

☑ Section A - Check box(es) which pertain to changes:
          ☐ Name:

          ☐ Registered Office: Number & street/RD number & box number City          State          Zip          County

          ☐ Purpose:

          ☑ Stock (aggregate number of share authorized): 51,000,000            ☐ Effective date:                     .
          ☐ Term of Existence:                                                                          ☐ Other:                     .

☐ Section B — Merger Complete Section A if any changes to surviving entity:
Merging Entities are: (attach sheet for additional merging entities)

Name:		Entity #, if known:

Effective date:	Inc./qual. date in PA.	State of Inc.

Name:		Entity #, if known:

Effective date:	Inc./qual. date in PA.	State of Inc.

☐ Section C — Consolidation
Consolidating Entities are: (attach sheet for additional consolidating entities)
Name:

Entity #, if known:	Inc./qual. date in PA.	State of Inc.

Name:

Entity #, if known:	Inc./qual. date in PA.	State of Inc.

☐ Section D — Division
Forming new entity(s) named below: (attached sheet for additional entities)

Name:	Entity Number:

Name:	Entity Number:

Check one:	☐ Entity named in Part I survives. (any changes, complete Section A)

☐ Entity named in Part I does not survive.

☐ Section E — Conversion (complete Section A)

Check one: ☐ Converted from nonprofit to profit ☐ Converted from profit to nonprofit

☐ Section F — Dissolved by Shareholders or Incorporators Before Commencement of Business

☐	Section G — Statement of Revival (complete Section A for any changes to revived entity)

Entity named in Part I hereby revives its charter or articles which were forfeited by Proclamation or expired.

☐ Section H — Statement of Termination (attach sheet for additional entities involved)
                               filed in the Department of State on                      is/are hereby terminated.
(type of filing made)                                                            month/date/year hour, if any
          If merger, consolidation or division, list all entities involved, other than that listed in Part I:

Name:	Entity number:

Name:	Entity number: